EXHIBIT 15
To the Shareholders and the Board of Directors of Morgan Stanley:

We are aware that our report dated May 5, 2026, on our review of the interim financial information of Morgan Stanley appearing in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, is incorporated by reference in the following Registration Statements of the Firm:

Filed on Form S-3:
Registration Statement No. 333-293641
Registration Statement No. 333-293641-01

Filed on Form S-8:
Registration Statement No. 33-63024
Registration Statement No. 33-63026
Registration Statement No. 33-78038
Registration Statement No. 33-79516
Registration Statement No. 33-82240
Registration Statement No. 33-82242
Registration Statement No. 33-82244
Registration Statement No. 333-04212
Registration Statement No. 333-28141
Registration Statement No. 333-28263
Registration Statement No. 333-62869
Registration Statement No. 333-78081
Registration Statement No. 333-95303
Registration Statement No. 333-55972
Registration Statement No. 333-85148

Filed on Form S-8:
Registration Statement No. 333-85150
Registration Statement No. 333-108223
Registration Statement No. 333-142874
Registration Statement No. 333-146954
Registration Statement No. 333-159503
Registration Statement No. 333-159504
Registration Statement No. 333-159505
Registration Statement No. 333-168278
Registration Statement No. 333-172634
Registration Statement No. 333-177454
Registration Statement No. 333-183595
Registration Statement No. 333-188649
Registration Statement No. 333-192448
Registration Statement No. 333-204504
Registration Statement No. 333-211723
Registration Statement No. 333-218377
Registration Statement No. 333-231913
Registration Statement No. 333-256493
Registration Statement No. 333-266612
Registration Statement No. 333-287621

/s/ Deloitte & Touche LLP
New York, New York
May 5, 2026

EXHIBIT 15